$958,193,146

                           RALI Series 2006-QS3 Trust

                                 Issuing Entity

                        Residential Accredit Loans, Inc.

                                    Depositor

                         Residential Funding Corporation

                           Master Servicer and Sponsor

        Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS3

                         Supplement dated April 13, 2006
                                       to
                   Prospectus Supplement dated March 28, 2006
                                       to
                         Prospectus dated March 3, 2006

                 -----------------------------------------------

      Capitalized terms used in this supplement are defined in the prospectus supplement dated March 28, 2006, to which this supplement is attached

      The prospectus supplement is hereby revised as follows:

      On page S-76, paragraphs number (4) and (5) are deleted and replaced in their entirety with the following:

                        (4) fourth,  to the Class I-A-5  Certificates  until the
                  Certificate Principal Balance thereof has been reduced to zero; and

                        (5) fifth,  to the Class  I-A-3  Certificates  until the
                  Certificate Principal Balance thereof has been reduced to zero;

      This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

      Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days following the date hereof.

Deutsche Bank Securities                                   RBS Greenwich Capital

                                  Underwriters